Registration Statement No. 333-84311


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              ___________________
                        Post-Effective Amendment No. 1
                                       to
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                              ___________________

                          PROVIDENCE ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            Rhode Island                                 05-0389170
  (State or other jurisdiction of            (IRS Employer Identification No.)
   incorporation or organization

              100 Weybosset Street, Providence, Rhode Island 02903
                          (Address, including zip code
                         of Principal Executive Offices)

           Providence Energy Corporation Employee Stock Purchase Plan
                            (Full Title of the Plan)

                              Susann G. Mark, Esq.
                          Providence Energy Corporation
                              100 Weybosset Street
                         Providence, Rhode Island 02903
                                 (401) 272-9191
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                            Margaret D. Farrell, Esq.
                          Hinckley, Allen & Snyder LLP
                                1500 Fleet Center
                              Providence, RI 02903
                                 (401) 274-2000


                              ___________________

                         CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________
Title of Each Class                  Proposed    Proposed Maximum  Amount of
of Securities to Be   Amount to be   Maximum     Aggregate         Registration
Registered (1)        Registered(2)  Offering    Offering Price    Fee
                                     Price Per
                                     Share (3)
_______________________________________________________________________________

Common Stock,
par value $1.00
per share...            100,000       $29.25     $2,925,000.00       $(4)
_______________________________________________________________________________

(1) The contents of Registration Statement on Form S-8 (No. 33-31769) relating to 200,000 shares of common stock issuable under the Providence Energy
Corporation Employee Stock Purchase Plan (the "Plan") are incorporated by reference.

(2) Based on 100,000 additional shares reserved for issuance under the Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an average of the exercise price of the high and low prices reported on the New York Stock Exchange as of July 30, 1999.

(4) A registration fee of $813.15 was paid with the original Registration Statement on Form S-8.

As a result of a printer's error, the Registration Statement on Form S-8 (File No. 333-84311) filed by Registrant to register an additional 100,000 shares of common stock for issuance under the Registrant's Employee Stock Purchase Plan incorrectly referenced the Registrant's Voluntary Investment Plan. This Post-Effective Amendment amends in its entirety the Registration Statement on Form S-8 (File No. 333-84311) as follows:

                        Registration of Additional Shares

        Providence Energy Corporation (the "Company") filed a Registration Statement, Registration Statement No. 33-31769, on Form S-8, incorporated herein by reference, relating to its Employee Stock Purchase Plan (the "Plan"), registering 200,000 shares of the common stock ("Common Stock") of the Company reserved for issuance under the Plan. On February 25, 1999 the Board of Directors of the Company authorized the issuance under the Plan of an additional 100,000 shares of Common Stock. This Registration Statement shall serve to register the additional 100,000 shares issuable under the Plan.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents, which have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated by reference herein and shall be deemed to be a part hereof:

        (a) The Company's latest Annual Report filed on Form 10-K for the fiscal year ended September 30, 1998 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

        (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K set forth in (a) above; and

        (c) The description of Common Stock included in the Company's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of named Experts and Counsel.

         None.

Item 6. Indemnification of Directors and Officers.

        For information with respect to the indemnification of directors, officers and persons controlling the registrant against liabilities under the Securities Act of 1933, reference is made to Item 15 of the registrant's Registration Statement on Form S-2, Registration Statement No. 33-24125, incorporated herein by this reference.

Item 8. Exhibits.

       Exhibit No.                          Description

       3.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 4(e) to the Registration Statement of the Registrant on Form S-2 (Registration No. 33-24125))

       3.2 Bylaws (incorporated by reference to Exhibit C to the Proxy Statement/Prospectus forming a part of the Registrant's Registration Statement on Form S-14 (Registration No. 2-69473), as amended at the annual meetings of the shareholders held January 14, 1985 and January 14, 1991, the text of such amendments being set forth in each case as Exhibit A to the proxy statement for such annual meeting, heretofore filed with the Securities and Exchange Commission and being incorporated herein by this reference)

       4.1               Stock  Rights  Agreement (incorporated by reference to
                         Exhibit 4.1 to the report of the Registrant on Form 8-K File No. 001-10632 dated July 29, 1998)

       5                 Opinion of Hinckley, Allen & Snyder LLP

       23.1              Consent of Arthur Andersen LLP, Independent Accountants

       23.2              Consent of  Hinckley, Allen & Snyder LLP  (included in
                         Exhibit 5)

       24                Powers of Attorney



Item 9.  Undertakings

        (a)     The undersigned Registrant hereby undertakes:

                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement covering the Providence energy Corporation Employee Stock Purchase Plan be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on August 2, 1999.

                                                   Providence Energy Corporation



                                                   By:.s/ James H. Dodge
                                                       James H. Dodge
                                                       Chairman, President and
                                                       Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 2, 1999.

Signature                                         Title

s/ James H. Dodge                Chairman, President and Chief Executive Officer
James H. Dodge                   (Principal Executive Officer)

s/ Kenneth W. Hogan              Chief Financial Officer and Treasurer
Kenneth W. Hogan                 (Principal Financial Officer and Principal
                                 Accounting Officer)

      *                          Director
Gilbert R. Bodell, Jr.
      *                          Director
John H. Howland

      *                          Director
Douglas H. Johnson

      *                          Director
William Kreykes

      *                          Director
Paul F. Levy

      *                          Director
Romolo A. Marsella

      *                          Director
M. Anne Szostak

      *                          Director
Kenneth W. Washburn

      *                          Director
W. Edward Wood

* s/ Susann G. Mark
Susann G. Mark,
Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit
Number                                                          Description

3.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 4(e) to the Registration Statement of the Registrant on Form S-2 (Registration No.33-24125))

3.2                   Bylaws (incorporated  by  reference  to  Exhibit C to the
                      Proxy  Statement/Prospectus   forming   a   part  of  the
                      Registrant's Registration Statement on Form S-14 (Registration No. 2-69473), as amended at the annual meetings of the shareholders held January 14, 1985 and January 14, 1991, the text of such amendments being set forth in each case as Exhibit A to the proxy statement for such annual meeting, heretofore filed with the Securities and Exchange Commission and being incorporated herein by this reference)

4.1                   Stock Rights  Agreement  (incorporated  by  reference  to
                      Exhibit 4.1 to the report of the Registrant on Form 8-K File No. 001-10632 dated July 29, 1998)

5                     Opinion of Hinckley, Allen & Snyder LLP

23.1                  Consent of Arthur Anderson LLP, Independent Accountants

23.2                  Consent  of  Hinckley, Allen  &  Snyder  LLP (included in
                      Exhibit 5)



24.                   Powers of Attorney